Provident Financial Services, Inc. Announces Increased Quarterly Earnings and Declares Quarterly Cash Dividend

JERSEY CITY, NJ, July 29, 2011 - Provident Financial Services, Inc. (NYSE:PFS) (the “Company”) reported net income of $14.0 million, or $0.25 per basic and diluted share for the quarter ended June 30, 2011, compared to net income of $12.9 million, or $0.23 per basic and diluted share for the quarter ended June 30, 2010.

For the six months ended June 30, 2011, the Company reported net income of $26.9 million, or $0.47 per basic and diluted share, compared to net income of $24.1 million, or $0.43 per basic and diluted share for the same period last year.

The second quarter and year-to-date results for the period ended June 30, 2011 continued to benefit from lower funding costs, with net interest income increasing $2.0 million and $4.7 million, respectively, compared with the same periods in 2010.  The provision for loan losses decreased $1.5 million and $2.6 million for the three and six months ended June 30, 2011, respectively, compared with the same periods in 2010.  These improvements were partially offset by increases in non-interest expense of $2.0 million and $2.6 million for the three and six month period ended June 30, 2011, respectively, compared with the same periods in 2010.

Christopher Martin, Chairman, President and Chief Executive Officer, commented: “The improvement in our current quarter’s earnings of more than 8% reaffirms our belief that we can produce solid, consistent results in a challenging environment.  The increase in our earnings was driven primarily by lower funding costs and reduced loan loss provisions, as early stage delinquencies have declined.”  Martin continued: “With unemployment in New Jersey hovering near 9.5%, any potential growth for small businesses will be constrained, and economic uncertainty will continue to pressure consumers.  One year after the passage of the Dodd-Frank legislation, the outlook for the banking industry remains clouded and complex, affecting customers and competitors alike.  On a more positive note, we look forward to completing the acquisition of Beacon Trust Company in the coming quarter to further expand our customer base, while continuing to diversify our earnings sources.”

Declaration of Quarterly Dividend

The Company’s Board of Directors declared a quarterly cash dividend of $0.12 per common share payable on August 31, 2011, to stockholders of record as of the close of business on August 15, 2011.

Balance Sheet Summary

Total assets increased $55.0 million, or 0.8%, to $6.88 billion at June 30, 2011, from $6.82 billion at December 31, 2010, due primarily to increases in cash and cash equivalents and net loans, partially offset by a decline in securities available for sale.

Cash and cash equivalents increased $135.1 million to $187.3 million at June 30, 2011, from $52.2 million at December 31, 2010.  These cash balances will be deployed to fund loan originations and investment purchases.

Total investments decreased $125.5 million, or 7.1%, during the six months ended June 30, 2011.  The decrease was primarily due to principal repayments on mortgage-backed securities and maturities.

The Company’s net loans increased $40.5 million, or 0.9%, to $4.38 billion at June 30, 2011, from $4.34 billion at December 31, 2010.  Loan originations totaled $602.4 million and loan purchases totaled $59.0 million for the six months ended June 30, 2011.  The loan portfolio had net increases of $39.9 million in multi-family mortgage loans, $22.3 million in commercial mortgage loans and $42.2 million in commercial loans, partially offset by decreases of $34.4 million in construction loans, $14.0 million in consumer loans and $11.1 million in residential mortgage loans.  Commercial real estate, commercial and construction loans represented 56.6% of the loan portfolio at June 30, 2011, compared to 55.6% at December 31, 2010.

At June 30, 2011, the Company’s unfunded loan commitments totaled $804.1 million, including $279.0 million in commercial loan commitments, $116.3 million in construction loan commitments and $97.0 million in commercial mortgage commitments.  Unfunded loan commitments at March 31, 2011 were $723.0 million.

Foreclosed assets increased $3.9 million, to $6.8 million at June 30, 2011, from $2.9 million at December 31, 2010. Foreclosed assets consisted of $4.4 million of residential properties, $1.2 million of commercial real estate and $1.2 million of marine vessels at June 30, 2011.

Total deposits increased $115.2 million, or 2.4%, during the six months ended June 30, 2011 to $4.99 billion.  Core deposits, consisting of savings and demand deposit accounts, increased $170.8 million, or 4.7%, to $3.77 billion at June 30, 2011.  The majority of the core deposit increase was in commercial and retail checking deposits, money market and savings deposits.  Time deposits decreased $55.6 million, or 4.3%, to $1.22 billion at June 30, 2011, with the majority of the decrease occurring in the 15-month and shorter maturity categories.  The Company remains focused on cultivating core deposit relationships, while strategically permitting the run-off of certain higher-cost time deposits.  Core deposits represented 75.5% of total deposits at June 30, 2011, compared to 73.8% at December 31, 2010.

Borrowed funds were reduced $78.6 million, or 8.1% during the six months ended June 30, 2011, to $891.1 million, as wholesale funding was replaced with core deposit growth.  Borrowed funds represented 13.0% of total assets at June 30, 2011, a reduction from 14.2% at December 31, 2010.

Stockholders’ equity increased $16.8 million, or 1.8% during the six months ended June 30, 2011 to $938.5 million, primarily due to net income earned for the period, offset by dividends paid to stockholders.   At June 30, 2011, book value per share and tangible book value per share were $15.63 and $9.76, respectively, compared with $15.38 and $9.47, respectively, at December 31, 2010.

Results of Operations

Net Interest Margin

The Company’s net interest margin for the quarter ended June 30, 2011 was 3.53%, which reflects increases of 2 basis points from 3.51% for the quarter ended March 31, 2011, and 5 basis points from 3.48% for the quarter ended June 30, 2010.  The increase in the net interest margin for the three months ended June 30, 2011, compared to the trailing quarter and the quarter ended June 30, 2010, was primarily attributable to decreases in the cost of interest-bearing liabilities.  The weighted average yield on interest-earning assets was 4.56% for the three months ended June 30, 2011, compared with 4.58% for the trailing quarter, and 4.81% for the three months ended June 30, 2010.  The weighted average cost of interest-bearing liabilities was 1.19% for the quarter ended June 30, 2011, compared with 1.23% for the trailing quarter and 1.51% for the second quarter of 2010.  The average cost of deposits for the three months ended June 30, 2011 was 0.89%, compared with 0.92% for the trailing quarter and 1.13% for the same period last year.  The average cost of borrowings for the three months ended June 30, 2011 was 2.65%, compared with 2.70% for the trailing quarter, and 3.27% for the same period last year.

For the six months ended June 30, 2011, the net interest margin increased 10 basis points to 3.52%, compared with 3.42% for the six months ended June 30, 2010.  The weighted average yield on interest-earning assets declined 23 basis points to 4.57% for the six months ended June 30, 2011, compared with 4.80% for the six months ended June 30, 2010, however the weighted average cost of interest-bearing liabilities declined 37 basis points to 1.21% for the six months ended June 30, 2011, compared with 1.58% for the same period in 2010.  The average cost of deposits for the six months ended June 30, 2011 was 0.90%, compared with 1.19% for the same period last year.  The average cost of borrowings for the six months ended June 30, 2011 was 2.67%, compared with 3.32% for the same period last year.

Non-Interest Income

Non-interest income totaled $8.0 million for the quarter ended June 30, 2011, an increase of $70,000 compared to the same period in 2010.  Other income for the quarter ended June 30, 2011 totaled $1.2 million, an increase of $759,000 compared to the same period in 2010, primarily due to gains realized from increased loan sales.  This increase was offset by a decrease in income related to Bank-owned life insurance of $512,000 for the three month period ended June 30, 2011, compared to the same period last year, as a result of policy claim proceeds received in 2010.  Additionally, the Company recognized net other-than-temporary impairment charges on investment securities of $302,000 and $170,000 in the second quarter of 2011 and 2010, respectively, related to an investment in a non-Agency mortgage-backed security.

For the six months ended June 30, 2011, non-interest income totaled $15.2 million, a decrease of $767,000, or 4.8%, compared to the same period in 2010.  Net gains on securities transactions declined $789,000 for the six months ended June 30, 2011, compared with the same period in 2010.  These net gains on securities transactions totaled $28,000 for the six months ended June 30, 2011, compared with net gains of $817,000 for the same period in 2010.  Current period activity was comprised of gains realized on the calls of securities, while the prior year period included gains realized on the sale of securities undertaken as part of the Company’s interest rate risk management process.  Also, income related to Bank-owned life insurance decreased $502,000 for the six month period ended June 30, 2011, compared to the same period last year, due to the receipt of policy claim proceeds in the second quarter of 2010.  The Company recognized net other-than-temporary impairment charges of $302,000 and $170,000 during the six months ended June 30, 2011 and June 30, 2010, respectively.  Offsetting these declines, other income increased $855,000 for the six months ended June 30, 2011, compared with the same period in 2010, primarily as a result of an increase in gains resulting from a larger number of loan sales.

Non-Interest Expense

For the three months ended June 30, 2011, non-interest expense increased $2.0 million, or 5.9%, to $35.9 million, compared to $33.9 million for the three months ended June 30, 2010.  Compensation and benefits expense increased $1.5 million for the three months ended June 30, 2011, compared with the same period in 2010, as result of higher salary expense due to annual merit increases, an increased incentive compensation accrual, increased stock-based compensation expense resulting from the higher share price of the Company’s common stock and increased employee health and medical costs.  In addition, other operating expenses increased $818,000 for the quarter ended June 30, 2011, compared with the same period last year, due to expenses associated with the resolution of non-performing assets.  Net occupancy expense increased $333,000, or 6.8%, to $5.3 million for the three months ended June 30, 2011, compared to $4.9 million for the same period in 2010, primarily due to expenses associated with the Company’s consolidation of three facilities into its new administrative offices in April of this year.  Pending the sale of two of those facilities, certain carrying costs, including taxes and utilities, will continue to be incurred.  Partially offsetting these increases, FDIC insurance expense decreased $451,000, or 26.0% to $1.3 million for the three months ended June 30, 2011, compared with $1.7 million for the same period in 2010, due to the change in assessment methodology from deposit-based to one which is based upon assets.  Amortization of intangibles decreased $255,000 for the three months ended June 30, 2011, compared with the same period in 2010, as a result of scheduled reductions in core deposit intangible amortization.

Non-interest expense for the six months ended June 30, 2011 was $71.3 million.  Non-interest expense increased $2.6 million, or 3.8%, from $68.7 million for the six months ended June 30, 2010.  Compensation and benefits expense increased $2.4 million, or 7.0% to $37.3 million for the six months ended June 30, 2011 compared to $34.8 million for the six month period ended June 30, 2010, due to higher salary expense related to annual merit increases, increased stock-based compensation expense resulting from the higher share price of the Company’s common stock and increased employee health and medical costs.  In addition, net occupancy expense increased $467,000, or 4.6% to $10.5 million, compared to $10.1 million for the same period in 2010, due to expenses associated with the relocation of the Company’s administrative offices and carrying costs on previously occupied facilities owned by the Company, which are pending sale.  The Company also recognized an $807,000 impairment charge in the first quarter of 2011, related to the anticipated sale and relocation of its former loan center.  Partially offsetting these increases, FDIC insurance expense decreased $670,000 to $3.2 million for the six months ended June 30, 2011, compared with $3.8 million for the same period in 2010.  The decrease was primarily due to a lower assessment rate charged on deposits and a change in assessment methodology from a deposit-based to an asset-based assessment, effective in the second quarter of 2011.  Additionally, amortization of intangibles decreased $518,000 for the six months ended June 30, 2011, compared with the same period of 2010, as a result of scheduled reductions in core deposit intangible amortization.

Asset Quality

Total non-performing loans at June 30, 2011 were $121.3 million, or 2.72% of total loans, compared with $114.6 million, or 2.57% of total loans at March 31, 2011, $97.3 million, or 2.21% of total loans at December 31, 2010, and $93.2 million, or 2.15% of total loans at June 30, 2010.  The $6.8 million increase in non-performing loans at June 30, 2011, compared with the trailing quarter, consisted of a $16.4 million increase in commercial mortgages and a $4.3 million increase in commercial loans, offset by decreases of $9.1 million and $3.9 million in non-performing commercial construction loans and residential mortgage loans, respectively.  At June 30, 2011, impaired loans totaled $82.3 million with related specific reserves of $3.0 million, compared with impaired loans totaling $67.8 million with related specific reserves of $5.2 million at March 31, 2011.  At June 30, 2011, the Company’s allowance for loan losses was 1.62% of total loans, compared with 1.63% of total loans at March 31, 2011, 1.56% of total loans at December 31, 2010 and 1.42% of total loans at June 30, 2010.

The Company recorded provisions for loan losses of $7.5 million and $15.4 million for the three and six months ended June 30, 2011, respectively, compared with provisions of $9.0 million and $18.0 million for the three and six months ended June 30, 2010, respectively.  For the three and six months ended June 30, 2011, the Company had net charge-offs of $7.9 million and $11.8 million, respectively, compared with net charge-offs of $6.5 million and $17.3 million, respectively, for the same periods in 2010.  The allowance for loan losses increased $3.6 million to $72.3 million at June 30, 2011, from $68.7 million at December 31, 2010.  At June 30, 2011, the Company held $6.8 million of foreclosed assets, compared with $2.9 million at December 31, 2010.

Income Tax Expense

For the three months ended June 30, 2011, the Company’s income tax expense was $4.8 million, compared with $4.2 million for the same period in 2010.  For the six months ended June 30, 2011, the Company’s income tax expense was $9.2 million, compared with $8.1 million for the same period in 2010.  The increase in income tax expense was primarily attributable to higher pre-tax income. The Company’s effective tax rates were 25.6% for both the three and six months ended June 30, 2011, compared with 24.7% and 25.1% for the three and six months ended June 30, 2010, respectively.

About the Company

Provident Financial Services, Inc. is the holding company for The Provident Bank, a community-oriented bank offering a full range of retail and commercial loan and deposit products.  The Bank currently operates 82 full service branches throughout northern and central New Jersey.

Post Earnings Conference Call

Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on Friday, July 29, 2011 regarding highlights of the Company’s second quarter 2011 financial results.  The call may be accessed by dialing 1-877-317-6789 (Domestic) or 1-412-317-6789 (International).  Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.

Forward Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Condition
June 30, 2011 (Unaudited) and December 31, 2010
(Dollars in Thousands)

Assets	June 30, 2011	December 31, 2010

Cash and due from banks	$185,550	51,345
Short-term investments	1,739	884
Total cash and cash equivalents	187,289	52,229

Securities available for sale, at fair value	1,250,346	1,378,927
Investment securities held to maturity (fair value of $359,547) at
June 30, 2011 (unaudited) and $351,680 at December 31, 2010)	348,794	346,022
Federal Home Loan Bank stock	38,575	38,283

Loans	4,453,892	4,409,813
Less allowance for loan losses	72,294	68,722
Net loans	4,381,598	4,341,091

Foreclosed assets, net	6,803	2,858
Banking premises and equipment held for sale	9,940	—
Banking premises and equipment, net	66,058	74,257
Accrued interest receivable	24,008	25,257
Intangible assets	352,666	354,220
Bank-owned life insurance	139,492	136,768
Other assets	73,976	74,616
Total assets	$6,879,545	6,824,528

Liabilities and Stockholders' Equity

Deposits:
Demand deposits	$2,835,453	2,706,204
Savings deposits	934,815	893,268
Certificates of deposit of $100,000 or more	411,620	412,155
Other time deposits	811,075	866,107
Total deposits	4,992,963	4,877,734

Mortgage escrow deposits	22,554	19,558
Borrowed funds	891,128	969,683
Other liabilities	34,445	35,866
Total liabilities	5,941,090	5,902,841

Stockholders' Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 83,209,293
shares issued and 60,034,454 outstanding at June 30, 2011, and 59,921,065 outstanding at December 31, 2010	832	832
Additional paid-in capital	1,019,135	1,017,315
Retained earnings	345,475	332,472
Accumulated other comprehensive income	15,608	14,754
Treasury stock	(385,394)	(385,094)
Unallocated common stock held by the Employee Stock Ownership Plan	(57,201)	(58,592)
Common Stock acquired by the Directors' Deferred Fee Plan	(7,436)	(7,482)
Deferred Compensation - Directors' Deferred Fee Plan	7,436	7,482
Total stockholders' equity	938,455	921,687
Total liabilities and stockholders' equity	$6,879,545	6,824,528

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Income
Three and six months ended June 30, 2011 and 2010 (Unaudited)
(Dollars in Thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2011	2010		2011	2010
Interest income:
Real estate secured loans	$39,669	$40,220		$79,959	$79,934
Commercial loans	10,775	10,170		20,857	20,507
Consumer loans	6,490	7,126		13,009	14,402
Securities available for sale and Federal Home Loan Bank stock	9,800	11,205		19,294	22,966
Investment securities	3,031	3,218		6,124	6,467
Deposits, Federal funds sold and other short-term investments	46	72		55	142
Total interest income	69,811	72,011		139,298	144,418

Interest expense:
Deposits	9,625	12,264		19,455	25,770
Borrowed funds	6,010	7,606		12,220	15,739
Total interest expense	15,635	19,870		31,675	41,509
Net interest income	54,176	52,141		107,623	102,909

Provision for loan losses	7,500	9,000		15,400	18,000
Net interest income after provision for loan losses	46,676	43,141		92,223	84,909

Non-interest income:
Fees	5,859	5,918		11,421	11,620
Other-than-temporary impairment losses on securities	(1,661)	(3,116)		(1,661)	(3,116)
Portion of loss recognized in OCI (before taxes)	1,359	2,946		1,359	2,946
Net impairment losses recognized in earnings	(302)	(170)		(302)	(170)

Bank owned life insurance	1,316	1,828		2,724	3,226
Net gain on securities transactions	14	—		28	817
Other income	1,156	397		1,344	489
Total non-interest income	8,043	7,973		15,215	15,982

Non-interest expense:
Compensation and employee benefits	18,767	17,286		37,250	34,825
Net occupancy expense	5,251	4,918		10,525	10,058
Data processing expense	2,349	2,241		4,613	4,525
FDIC Insurance	1,284	1,735		3,164	3,834
Amortization of intangibles	766	1,021		1,606	2,124
Impairment of premises and equipment	—	—		807	—
Advertising and promotion expense	1,184	1,216		1,782	1,886
Other operating expenses	6,332	5,514		11,537	11,441
Total non-interest expenses	35,933	33,931		71,284	68,693
Income before income tax expense	18,786	17,183		36,154	32,198
Income tax expense	4,809	4,243		9,246	8,071
Net income	$13,977	$12,940		$26,908	$24,127

Basic earnings per share	$0.25	$0.23		$0.47	$0.43
Average basic shares outstanding	56,846,186	56,531,596		56,808,747	56,494,570

Diluted earnings per share	$0.25	$0.23	$	$0.47	$0.43
Average diluted shares outstanding	56,867,788	56,531,596		56,819,547	56,494,570

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Financial Highlights
(Dollars in Thousands, except share data)(unaudited)

	At or for the		At or for the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
STATEMENTS OF INCOME:
Net interest income	$54,176	$52,141	$107,623	$102,909
Provision for loan losses	7,500	9,000	15,400	18,000
Non-interest income	8,043	7,973	15,215	15,982
Non-interest expense	35,933	33,931	71,284	68,693
Income before income tax expense	18,786	17,183	36,154	32,198
Net income	$13,977	$12,940	$26,908	$24,127
Basic and diluted earnings per share	$0.25	$0.23	$0.47	$0.43
Interest rate spread	3.37%	3.30%	3.36%	3.22%
Net interest margin	3.53%	3.48%	3.52%	3.42%

PROFITABILITY:
Annualized return on average assets	0.82%	0.77%	0.80%	0.72%
Annualized return on average equity	6.00%	5.75%	5.82%	5.42%
Annualized non-interest expense to average assets	2.11%	2.02%	2.11%	2.05%
Efficiency ratio (1)	57.75%	56.44%	58.03%	57.78%

ASSET QUALITY:
Non-accrual loans			$121,347	$93,188
90+ and still accruing			—	—
Non-performing loans			121,347	93,188
Foreclosed assets			6,803	4,725
Non-performing assets			128,150	97,913
Non-performing loans to total loans			2.72%	2.15%
Non-performing assets to total assets			1.86%	1.43%
Allowance for loan losses			$72,294	$61,490
Allowance for loan losses to total non-performing loans			59.58%	65.98%
Allowance for loan losses to total loans			1.62%	1.42%

AVERAGE BALANCE SHEET DATA:
Assets	$6,832,077	$6,744,427	$6,815,692	$6,769,403
Loans, net	4,394,446	4,261,290	4,374,096	4,273,621
Earnings assets	6,107,184	5,997,711	6,095,336	6,038,343
Core deposits	3,691,972	3,472,784	3,662,376	3,441,904
Borrowings	909,916	931,795	921,719	956,765
Interest-bearing liabilities	5,267,409	5,279,672	5,267,789	5,312,788
Stockholders' equity	935,121	902,223	931,719	898,071
Average yield on interest-earning assets	4.56%	4.81%	4.57%	4.80%
Average cost on interest-bearing liabilities	1.19%	1.51%	1.21%	1.58%

(1) Efficiency Ratio Calculation
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net interest income	$54,176	$52,141	$107,623	$102,909
Non-interest income	8,043	7,973	15,215	15,982
Total income:	$62,219	$60,114	$122,838	$118,891

Non-interest expense:	$35,933	$33,931	$71,284	$68,693

Expense/income:	57.75%	56.44%	58.03%	57.78%

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY Net Interest Margin Analysis Quarterly Average Balances (Unaudited) (Dollars in Thousands)

	June 30, 2011				March 31, 2011
	Average			Average	Average			Average
	Balance		Interest	Yield	Balance		Interest	Yield
Interest-Earning Assets:
Deposits	$73,158		$46	0.25%	$14,633		$9	0.25%
Federal funds sold and
other short-term investments	1,822		—	0.01%	1,341		—	0.01%
Investment securities (1)	342,397		3,031	3.54%	342,689		3,093	3.61%
Securities available for sale	1,256,565		9,390	2.99%	1,334,201		8,970	2.69%
Federal Home Loan Bank stock	38,796		410	4.24%	36,973		524	5.75%
Net loans (2)
Total mortgage loans	3,069,062		39,669	5.14%	3,076,548		40,290	5.24%
Total commercial loans	770,523		10,775	5.57%	716,603		10,082	5.66%
Total consumer loans	554,861		6,490	4.69%	560,369		6,519	4.72%
Total net loans	4,394,446		56,934	5.16%	4,353,520		56,891	5.24%
Total Interest-Earning Assets	$6,107,184		$69,811	4.56%	$6,083,357		$69,487	4.58%

Non-Interest Earning Assets:
Cash and due from banks	70,737				65,351
Other assets	654,156				650,416
Total Assets	$6,832,077				$6,799,124

Interest-Bearing Liabilities:
Demand deposits	$2,212,531		$4,041	0.73%	$2,168,211		$3,998	0.75%
Savings deposits	911,340		870	0.38%	896,138		866	0.39%
Time deposits	1,233,622		4,714	1.53%	1,270,169		4,966	1.59%
Total Deposits	4,357,493		9,625	0.89%	4,334,518		9,830	0.92%

Borrowed funds	909,916		6,010	2.65%	933,654		6,210	2.70%
Total Interest-Bearing Liabilities	$5,267,409		$15,635	1.19%	$5,268,172		$16,040	1.23%

Non-Interest Bearing Liabilities	629,547				602,673
Total Liabilities	5,896,956				5,870,845
Stockholders' equity	935,121				928,279
Total Liabilities and Stockholders' Equity	6,832,077				$6,799,124

Net interest income			$54,176				$53,447

Net interest rate spread				3.37%				3.35%
Net interest-earning assets	$839,775				$815,185

Net interest margin (3)				3.53%				3.51%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.16	x			1.15	x

(1) Average outstanding balance amounts shown are amortized cost.

(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.

(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes the quarterly net interest margin for the previous five quarters.

	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.	2nd Qtr.
Interest-Earning Assets:
Securities	3.01%	2.91%	2.80%	3.11%	3.34%
Net Loans	5.16%	5.24%	5.30%	5.42%	5.41%
Total Interest-Earning Assets	4.56%	4.58%	4.56%	4.74%	4.81%

Interest-Bearing Liabilities:
Total Deposits	0.89%	0.92%	0.94%	1.05%	1.13%
Total Borrowings	2.65%	2.70%	2.92%	3.15%	3.27%
Total Interest-Bearing Liabilities	1.19%	1.23%	1.29%	1.42%	1.51%

Interest Rate Spread	3.37%	3.35%	3.27%	3.32%	3.30%
Net Interest Margin	3.53%	3.51%	3.44%	3.50%	3.48%

Ratio of Interest-Earning Assets to Interest-Bearing Liabilities	1.16x	1.15x	1.15x	1.15x	1.14x

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Average Year to Date Balances
(Unaudited) (Dollars in Thousands)

	June 30, 2011				June 30, 2010
	Average			Average	Average			Average
	Balance		Interest	Yield	Balance		Interest	Yield
Interest-Earning Assets:
Deposits	$44,057		$55	0.25%	$114,171		$142	0.25%
Federal funds sold and
other short-term investments	1,582		0	0.01%	2,696		—	0.01%
Investment securities(1)	342,542		6,124	3.58%	333,610		6,467	3.88%
Securities available for sale	1,295,169		18,359	2.83%	1,279,827		22,115	3.46%
Federal Home Loan Bank stock	37,890		935	4.97%	34,418		851	4.98%
Net loans (2)	.				.
Total mortgage loans	3,072,784		79,959	5.19%	2,977,167		79,934	5.39%
Total commercial loans	743,712		20,857	5.61%	722,080		20,507	5.73%
Total consumer loans	557,600		13,009	4.70%	574,374		14,402	5.06%
Total net loans	4,374,096		113,825	5.20%	4,273,621		114,843	5.40%
Total Interest-Earning Assets	$6,095,336		$139,298	4.57%	$6,038,343		$144,418	4.80%

Non-Interest Earning Assets:
Cash and due from banks	68,059				74,016
Other assets	652,297				657,044
Total Assets	$6,815,692				$6,769,403

Interest-Bearing Liabilities:
Demand deposits	$2,190,494		$8,039	0.74%	$2,047,472		$9,696	0.95%
Savings deposits	903,781		1,736	0.39%	880,925		2,159	0.49%
Time deposits	1,251,795		9,680	1.56%	1,427,626		13,915	1.97%
Total Deposits	4,346,070		19,455	0.90%	4,356,023		25,770	1.19%

Borrowed funds	921,719		12,220	2.67%	956,765		15,739	3.32%
Total Interest-Bearing Liabilities	$5,267,789		$31,675	1.21%	$5,312,788		$41,509	1.58%

Non-Interest Bearing Liabilities	616,184				558,544
Total Liabilities	5,883,973				5,871,332
Stockholders' equity	931,719				898,071
Total Liabilities and Stockholders' Equity	6,815,692				$6,769,403

Net interest income			$107,623				$102,909

Net interest rate spread				3.36%				3.22%
Net interest-earning assets	$827,547				$725,555

Net interest margin(3)				3.52%				3.42%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.16	x			1.14	x

(1)Average outstanding balance amounts shown are amortized cost.
(2)Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans
(3)Annualized net interest income divided by average interest-earning assets

The following table summarizes the year-to-date net interest margin for the previous three years.

	Six Months Ended
	6/30/11	6/30/10	6/30/09
Interest-Earning Assets:
Securities	2.96%	3.35%	3.95%
Net Loans	5.20%	5.40%	5.46%
Total Interest-Earning Assets	4.57%	4.80%	5.08%

Interest-Bearing Liabilities:
Total Deposits	0.90%	1.19%	1.99%
Total Borrowings	2.67%	3.32%	3.53%
Total Interest-Bearing Liabilities	1.21%	1.58%	2.33%

Interest Rate Spread	3.36%	3.22%	2.75%
Net Interest Margin	3.52%	3.42%	3.03%

Ratio of Interest-Earning Assets to Interest-Bearing Liabilities	1.16x	1.14x	1.13x

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